UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 10, 2013

VYSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA		30096
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on April 29, 2011, the Company executed with CMA Investments, LLC, a Georgia limited liability company (“CMA”), an unsecured line of credit with a principal amount of up to $800,000 (the “CMA Note”). CMA is a limited liability company of which three of the directors of the Company (“CMA members”) were the members on such date. Pursuant to the terms of the CMA Note, the Company could draw up to a maximum principal amount of $800,000. Interest, which is computed at LIBOR plus 5.25% on amounts drawn and fees, were initially paid by a director of the Company, to CMA. Pursuant to an agreement between the Company and such affiliate, the Company issued common stock to such affiliate with a value equal to such interest and fees paid based on the closing price of the common stock on the OTC Bulletin Board on the date of such payments. This agreement was modified during February 2012 and the Company assumed responsibility for payment of such interest and fees. The maturity date of the CMA Note is April 29, 2013.

Other terms of the CMA Note include:

•	The CMA Note is unsecured.
•	No payments of principal are due until the second anniversary of the CMA Note, at which time all outstanding principal is due and payable; and
•	As compensation to the CMA members for providing the CMA Note, the Company issued warrants to purchase 2,600,000 shares of the Company’s common stock to the CMA members at $0.45 per share, which was the closing price of the Company’s stock on April 29, 2011, which vest 20% immediately and 10% upon each draw by the Company of $100,000 under the CMA Note. All of such warrants have vested.

On September 14, 2011, the Company’s Board of Directors approved increasing the line of credit with CMA by $200,000 to a maximum principal amount of $1,000,000 and the Company’s Chairman and Chief Executive Officer became a member of CMA. As compensation to the directors for increasing the amount available under the CMA Note, the Company’s board of directors approved modifying the exercise price for the 2,600,000 compensatory stock purchase warrants previously issued to the directors from $0.45 to $0.27 per share, which was the closing price of the Company’s common stock on that date and the Company also issued warrants to purchase an additional 1,600,000 shares of the Company’s stock at $0.27 per share, which was the closing price of the Company’s common stock on September 14, 2011, which vest upon the original terms of the CMA Note. All of such warrants have vested.

On November 2, 2012, the Board of Directors approved an increase in the CMA line of credit from $1,000,000 to $1,500,000. On January 10, 2013,  as compensation to the CMA members for providing the increased CMA Note, the Company issued warrants to purchase 2,100,000 shares of the Company’s common stock to the CMA members at $0.35 per share. The closing price of the Company’s stock on January 10, 2013, was $.22. Such warrants vest 20% immediately and 16% upon each draw by the Company of $100,000 under the CMA Note above $1,000,000.

Item 8.01 Other Events

On January 16, 2013, the Board of Directors changed the composition of its Board committees in light of the recently disclosed addition of two new directors, bringing the number of directors of the Company to seven members. The composition of the Board committees is as follows effective January 16, 2013:

Executive Committee

William R. Doyle (Chair)

Joseph Allegra M.D.

J. Douglas Craft

Audit Committee

W. Dean Waters (Chair)

Paul A. Yeoham

Michelle Y. Mangum

Compensation Committee

Joseph Allegra M.D. (Chair)

D. Thomas Marsh

J. Douglas Craft

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

January 16, 2013	By:	/s/ William R. Doyle
William R. Doyle
Chairman, CEO and President